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                                                                    Exhibit 10.4


                                     RELEASE

         For good and valuable consideration, as set forth in the Amendment to Employment Agreement executed between the parties concurrently herewith, the receipt and adequacy of which are hereby acknowledged and confessed, William C. Saunders ("Saunders"), on behalf of himself and his heirs, successors, and assigns (collectively, the "Releasing Parties"), hereby fully releases, acquits, and forever discharges HighwayMaster Communications, Inc., formerly known as HM Holding Corporation, a Delaware corporation, and HighwayMaster Corporation, a Delaware corporation, and each of their respective predecessors, parents, affiliates, and subsidiaries (each of the foregoing being called a "HighwayMaster Company") and the respective employees, officers, directors, agents, predecessors, successors, assigns, representatives, and all related entities of each HighwayMaster Company (all of such persons being called collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, and demands of any kind whatsoever, at law or in equity, whether matured, or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown (collectively, "Claims") that the Releasing Parties (or any of them) had, now has, or hereafter can, shall, or may have against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever arising in connection with or related to Saunders being, on or before the date of this Release, an officer, director, employee, or agent of, or having any other relationship (contractual or otherwise) with, a HighwayMaster Company. The released Claims also include but are not limited to claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e (relating to employment discrimination), the Civil Rights Act of 1991, P.L. 102-166, the Texas Human Relations Act, Tex. Rev. Civ. Stat. Art. 5221k or similar statutes from other applicable states, the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, and under any other state or federal statute or regulation, any claims for breach of contract, tort, and personal injury of any sort, including but not limited to those arising out of or relating in any way to Saunders' employment by, association with and termination of employment from HighwayMaster. This release covers claims both that Saunders knows about and those that he may not know about, but does not include prospective rights which Saunders has as a shareholder of the Company.

         Notwithstanding the foregoing, nothing in this Release is intended to release any Claims arising on or after the date hereof under or pursuant to (a) the provisions of that certain Employment Agreement dated as of February 4, 1994, executed by HighwayMaster Corporation and Saunders, as amended through September 1, 1998 (except to the extent such September 1, 1998 amendment of the Employment Agreement releases, by its own terms, certain claims and provisions contained in the Employment Agreement prior to its amendment) that are applicable after or arise as a result of termination of employment, including but not limited to the right to obtain the payment of $300,000 as provided in
Section 7(b) thereof on January 21, 1999 and the rights under Section 21 thereof; (b) that certain Stock Option Agreement executed by HighwayMaster Communications, Inc. and Saunders dated as of June 13, 1994, as amended on September 18, 1998, effective as of June 13, 1994; (c) that certain Stock Option Agreement executed by HighwayMaster Communications, Inc. and Saunders dated as of September 18, 1998; or (d) any other claims that arise from matters that are included in clauses (a) through (e) of that certain acknowledgment dated as of even date herewith executed by Saunders.


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         Saunders hereby agrees that he will not assert, and that he is estopped from asserting, against the Released Parties, or any of them, any Claim that he has released in this Release.

         This Release will be null and void and of no force or effect as to any Released Party with respect to any Releasing Party if that certain Release dated the date hereof executed by Highwaymaster Communications, Inc., formerly known as HM Holding Corporation, a Delaware corporation, and HighwayMaster Corporation, a Delaware corporation, for the benefit of any Releasing Party is found, in a final, nonappealable order of a court of competent jurisdiction entered after pursuit and exhaustion of all appeals, to be ineffective with respect to such Releasing Party in some material respect and such Released Party or its successor in interest asserts a Claim against such Releasing Party that would have been released but for such order.

         No waiver or amendment of this Release, or the promises, obligations, or conditions herein, shall be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release shall be ordered or received in evidence in any proceeding, arbitration or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.

         Saunders hereby represents and warrants that he has not assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release. Saunders shall indemnify the Released Parties and each of them from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Party or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.

         The provisions of this Release shall be specifically enforceable.

         Executed in one or more counterparts as of December 15 , 1998.

                                               /S/ WILLIAM C.  SAUNDERS
                                               --------------------------------
                                                   William C. Saunders




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